SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                  ___________________________________________


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                 March 30, 1998

                    ________________________________________


                                THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                  1-9567                 04-2788806
       (State or other        (Commission            (I.R.S. Employer
       jurisdiction of        File Number)        Identification Number)
       incorporation or
       organization)


       470 Wildwood Street
       Woburn, Massachusetts                                01888
       (Address of principal executive offices)          (Zip Code)


                                 (781) 938-3786
                         (Registrant's telephone number
                              including area code)
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        Item 5.  Other Events
                 ------------

          On March 30, 1998, Thermedics Inc. (the "Company") approved a proposal to acquire, through a merger, all of the outstanding shares of common stock of its subsidiary Thermo Voltek Corp. ("Thermo Voltek") that the Company does not own at a price of $7.00 per share in cash. The proposal was presented to Thermo Voltek on March 30, 1998. The total transaction cost to the Company is estimated to be approximately $27 million, which includes approximately $5.25 million for the redemption of the outstanding Thermo Voltek 3/ percent convertible subordinated debentures due 2000. The Company currently owns approximately 67 percent of the outstanding common stock of Thermo Voltek. The Company is a 58 percent-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"), which in turn owns approximately 3 percent of the outstanding common stock of Thermo Voltek.

           The merger is contingent upon, among other things, the negotiation and execution of a definitive merger agreement; receipt by the Thermo Voltek board of directors of an opinion by an investment banking firm that the Company's offer is fair to Thermo Voltek shareholders (other than the Company and Thermo Electron) from a financial point of view; the approval of the Thermo Voltek board of directors upon recommendation of a special committee of its independent directors; and clearance by the Securities and Exchange Commission of the proxy materials regarding the proposed transaction.

           On March 31, 1998, a complaint naming the Company as a defendant, among others, regarding the Company's proposed acquisition of Thermo Voltek was filed in Delaware Chancery Court by a Thermo Voltek shareholder attempting to act on behalf of the public shareholders of Thermo Voltek. The complaint alleges, among other things, that the proposed price of $7.00 per share is unfair and grossly inadequate. The plaintiff is seeking injunctive and other appropriate relief. A second lawsuit was also filed in Delaware Chancery Court by another Thermo Voltek shareholder on that date containing substantially similar allegations.



        Item 7.  Financial Statements, Pro Forma Financial Information
                 -----------------------------------------------------
        and Exhibits
        ------------

                 (a) Financial Statements of Business Acquired: not
                     applicable.

                 (b) Pro Forma Financial Information: not applicable.

                 (c) Exhibits: not applicable.





                                    SIGNATURE
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             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of April, 1998.



                                             THERMEDICS INC.


                                             By:/s/ Sandra L. Lambert
                                                ---------------------
                                                 Sandra L. Lambert
                                                 Clerk